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Exhibit 10.22

AGREEMENT

        THIS SETTLEMENT AGREEMENT ("Agreement") is entered into effective this 22nd day of December, 2005 ("Effective Date"), by and between CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania 19355, and RANBAXY LABORATORIES LIMITED, a corporation existing and operating under the laws of India with principal place of business at Plot 90, Sector 32, Gurgaon 122001 (Haryana), India.

        WHEREAS, Cephalon is the owner by assignment of all right and title in U.S. Reissue Patent No. RE37,516 ("the RE “516 Patent"), issued by the United States Patent and Trademark Office on January 15, 2002 and expiring on October 6, 2014.

        WHEREAS PROVIGIL® (modafinil) is the commercial formulation of modafinil manufactured and sold by Cephalon pursuant to FDA approval of Cephalon's NDA No. 20-717.

        WHEREAS by letter dated March 21, 2003, Ranbaxy notified Cephalon that Ranbaxy had submitted ANDA No. 76-595 to the FDA under Section 505(j) of the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 355(j)), seeking approval to engage in the commercial manufacture, use, and sale of tablets containing 100 mg and 200 mg of modafinil, a generic version of PROVIGIL® (modafinil) tablets, before the expiration date of the RE “516 Patent.

        WHEREAS Cephalon filed suit against Ranbaxy and three other companies that had also filed Paragraph IV ANDAs concerning PROVIGIL® (modafinil) in an action captioned Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), in the United States District Court for the District of New Jersey, seeking, among other things, a declaration that Ranbaxy's making, using, offering to sell, selling, or importing Ranbaxy ANDA

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Modafinil Tablets would infringe the RE “516 Patent, an order providing that the effective date of any approval of Ranbaxy's ANDA No. 76-595 shall be a date which is not earlier than the date of the expiration of the RE “516 Patent; and an order permanently enjoining Ranbaxy from making, using, offering to sell, selling, or importing tablets as described in Ranbaxy's ANDA No. 76-595 until after the date of the expiration of the RE “516 Patent.

        WHEREAS, Ranbaxy answered Cephalon's complaint by denying infringement, by asserting affirmative defenses that the RE “516 patent is invalid and unenforceable, and by filing counterclaims seeking declaratory judgment of noninfringement, invalidity and unenforceability.

        WHEREAS, Cephalon and Ranbaxy have taken discovery, but no partial or final judgment has entered as to any issue in dispute.

        WHEREAS, to avoid the time and expense of further litigation, and in compromise of the disputed claims set forth above, the parties now desire to resolve their disputes by settlement.

        WHEREAS, the parties desire to provide for the supply by Ranbaxy and the purchase by Cephalon of the active pharmaceutical ingredient, modafinil.

        WHEREAS, Cephalon desires to license from Ranbaxy, and Ranbaxy is willing to license to Cephalon on the terms and conditions set forth herein, certain worldwide intellectual property rights owned by Ranbaxy.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein set forth, the receipt and sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.     DEFINITIONS

        1.1 "Action" shall mean Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey.

        1.2 "Affiliate" shall mean any corporation, partnership, joint venture or firm which controls, is controlled by or under common control with a specified person or entity. For purposes of this definition, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policy decisions of such non-corporate entities.

        1.3 "API" shall mean the active pharmaceutical ingredient in Subject Modafinil Product, modafinil (it is understood by the parties that where the term "API" is used in this Agreement to refer to a compound or product made by, used by, sold by, or supplied to Cephalon, the term shall mean the active pharmaceutical ingredient modafinil).

        1.4 "Ranbaxy Generic Modafinil" shall mean any Subject Modafinil Product marketed and sold by Ranbaxy pursuant to the terms of this Agreement.

        1.5 "Ranbaxy" shall mean RANBAXY LABORATORIES LIMITED, a corporation existing and operating under the laws of India with principal place of business at Plot 90,

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Sector 32, Gurgaon 122001 (Haryana), India, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

        1.6 "Ranbaxy ANDA Modafinil Product" shall mean [**].

        1.7 "Ranbaxy Modafinil ANDA" shall mean ANDA No. 76-595.

        1.8 "Cephalon" shall mean CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

        1.9 "Date Certain" shall mean the later of: (a) October 6, 2011 (three years prior to the expiration of the Patent In Suit); or (b) in the event that Cephalon obtains a pediatric extension on the Patent in Suit, April 6, 2012 (three years prior to the expiration of the pediatric extension, if obtained).

        1.10 "Generic Modafinil Product" shall mean any Subject Modafinil Product that is not marketed under the mark PROVIGIL®.

        1.11 "Listed Patents" shall mean [**].

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        1.12 "Modafinil Litigation" shall mean (a) Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey; (b) Cephalon, Inc. v. Carlsbad Tech., Inc., Civil Action No. 05-CV-1089 (JCL), pending in the United States District Court for the District of New Jersey; and (c) any action filed under Title 35, United States Code, 35 U.S.C. §§ 271 and 281 against any Modafinil Paragraph IV ANDA Filing Entity.

        1.13 "Modafinil Paragraph IV ANDA Filing Entity" shall mean any entity that has notified or subsequently notifies Cephalon that it has filed an ANDA with a Paragraph IV certification concerning a product containing modafinil as an active ingredient for which PROVIGIL® is the reference listed drug.

        1.14 "Ranbaxy Net Sales" shall mean the gross sales (number of units shipped times the invoiced price per unit) derived in arms-length transactions from the sale of Ranbaxy Generic Modafinil in the United States by Ranbaxy (or by its Affiliates) to independent third parties in the United States for such period less: (a) promotional allowances, rebates, quantity and cash discounts, and other usual and customary discounts to customers, (b) taxes and duties paid, absorbed, or allowed which are directly related to the sale (c) the amount of chargebacks and amounts repaid or credited by reason of rejections, damages or return of goods, or because of retroactive price adjustments justified by trade practices, (d) discounts, rebates or other payments required by law to be made under Medicaid, Medicare, or other governmental special medical assistance programs and (e) any amounts written off as uncollectible payments or debts owed, all determined in accordance with GAAP.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        Sales or transfers between or among Ranbaxy and its Affiliates shall be excluded from the computation of Ranbaxy Net Sales except where such Affiliates are end users, but Ranbaxy Net Sales shall include the subsequent final sales to third parties by such Affiliates.

        Where (i) Ranbaxy Generic Modafinil is sold as one of a number of items without a separate price; or (ii) the consideration for the Ranbaxy Generic Modafinil shall include any non-cash element; or (iii) the Ranbaxy Generic Modafinil shall be transferred in any manner other than an invoiced sale, the gross sales applicable to any such transaction shall be deemed to be the selling party's average gross sales for the applicable quantity of Ranbaxy Generic Modafinil during the calendar quarter. If there are no independent gross sales of Ranbaxy Generic Modafinil in the United States at that time, then Ranbaxy and Cephalon shall mutually agree on a surrogate measure to be used in lieu thereof.

        1.15 "Other Modafinil Paragraph IV ANDA Filing Entity" shall mean any Modafinil Paragraph IV ANDA Filing Entity besides Ranbaxy or Cephalon or its and their Affiliates.

        1.16 "Patent In Suit" shall mean the RE “516 Patent.

        1.17 "Subject Modafinil Product" shall mean [**].

        1.18 "Manufacturing Costs" shall mean with respect to any calendar year, the actual cost (expressed on a per unit manufactured basis) of manufacturing and/or acquiring the Materials, manufacturing the finished dosage of Ranbaxy Generic Modafinil, Labeling, and Packaging, including and limited to the cost of all Materials (active and inactive ingredients),

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Direct Labor and Benefits, and Direct Overhead for manufacturing and quality control, all determined in accordance with GAAP.

        1.19 "Materials" shall mean all ingredients, items or substances used or required to be used to manufacture Ranbaxy Generic Modafinil, including API, excipients, packaging components, printed materials and manufacturing materials associated with Ranbaxy Generic Modafinil.

        1.20 "Operating Profit" shall mean an amount determined by deducting from Ranbaxy Net Sales: (a) Ranbaxy's Manufacturing Costs, and (b) a Sales, Marketing, and Distribution allowance equal to [**].

        1.21 "Intellectual Property Rights" means the international applications published under the Patent Cooperation Treaty ("PCT") having the International Publication Numbers [**], and any and all related patents and patent applications (whether now pending or subsequently filed), including without limitation any provisional, non-provisional, United States, PCT, foreign or international issued patents or pending patent applications, and any continuations, continuations-in-part (but not continuations-in-part claiming patentably distinct subject matter), divisions, or any substitute applications thereof, any patent that has issued or subsequently issues with respect to any such applications, any reissue, re-examination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and any and all United States and foreign counterparts of any of the foregoing.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.     OBLIGATIONS OF THE PARTIES

        2.1 Ranbaxy Warranty.

        The parties agree that this Agreement includes a settlement which is a compromise of a disputed claim and that acceptance of the consideration herein is not to be construed as an admission by either party as to the underlying merits of the Action. However, as an express inducement to Cephalon to enter into this settlement, in consideration of the terms hereof, Ranbaxy hereby warrants, represents and agrees that Ranbaxy, on behalf of itself and its Affiliates, will not make, use, offer to sell, or sell, or actively induce or assist any other entity to make, use, offer to sell, or sell Ranbaxy ANDA Modafinil Product within the United States, or import or cause to be imported any Ranbaxy ANDA Modafinil Product into the United States, except as otherwise permitted under, and according to the terms of, the license granted by Cephalon in connection with this Agreement. The parties agree that, as used in this Section 2.1, "induce" and "assist" shall include Ranbaxy's provision of modafinil API to parties it knows or has reason to know will use the API provided by Ranbaxy to make, use, offer to sell, sell, import or cause to be imported into the United States a Subject Modafinil Product.

        2.2 On [**], Cephalon shall make a one-time payment to Ranbaxy of [**], in recognition of the savings inuring to Cephalon in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting the Action against Ranbaxy.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        2.3 Modafinil API Supply Agreement.

        Cephalon and Ranbaxy shall enter into a supply agreement, by which Ranbaxy shall supply, and Cephalon shall purchase in the United States, the following annual volumes of modafinil API per Cephalon specifications at the below prices, and upon such other reasonable and customary terms in the industry as the parties shall negotiate in good faith, it being understood that Ranbaxy shall use its commercially reasonable efforts to work continuously in good faith to reduce associated costs and increase efficiencies while consistently meeting Cephalon specifications, and to reflect all such cost reductions and efficiencies through appropriate reductions to the per kilogram price. In addition, the parties agree to cooperate in good faith to work together to help reduce costs.

        For purposes of this Section, the parties agree that the initial year ("Year 1") of this five year supply commitment shall be calendar year 2006, and also agree that, assuming Ranbaxy is qualified under applicable regulations to and does produce or provide the Year 1 volume of conforming API for Cephalon hereunder during calendar year 2006, Cephalon will purchase such Year 1 volume of API set forth below in 2006. Cephalon also agrees that it will purchase from Ranbaxy at least [**] of the Year 1 volume set forth below by [**] (again assuming that Ranbaxy is qualified under applicable regulations to and does produce or provide [**] of conforming API for Cephalon hereunder by [**]). The parties further agree that they shall undertake to work together in good faith promptly following the Effective Date to qualify Ranbaxy API material in Cephalon's regulatory filings for modafinil.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        Ranbaxy agrees to supply, and Cephalon agrees to purchase, modafinil API per Cephalon specifications at the below minimum quantities as follows:

Contract Year	Kg Price		Volume	Total Payment
1	[**]	*	[**]	[**]	*
2	[**]	*	[**]	[**]	*
3	[**]	*	[**]	[**]	*
4	[**]	*	[**]	[**]	*
5	[**]	*	[**]	[**]	*
*
subject to Ranbaxy's agreement to use commercially reasonable efforts to work continuously in good faith to reduce costs and create efficiencies while consistently meeting specifications and to reflect all such reductions and efficiencies through appropriate reductions to the associated per kilogram price. The parties agreed that the prices charged herein shall be adjusted [**].

        2.4 Ranbaxy Generic Rights. Cephalon shall also grant to Ranbaxy the non-exclusive generic rights set forth in Section 3 below.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        2.5 License to Cephalon.

  (a)
  Ranbaxy hereby grants to Cephalon a non-exclusive, worldwide license to all Intellectual Property Rights for the manufacture, development, formulation, use, sale, offer for sale, and importation of API and finished pharmaceutical products. As an express inducement to Ranbaxy to enter into this Agreement, and in consideration of the terms hereof, Cephalon hereby warrants, represents and agrees that Cephalon, on behalf of itself and its Affiliates, will not challenge or otherwise dispute any issued patents included in the Intellectual Property Rights.

  (b)
  In consideration of the license set forth in Section 2.5(a) above, Cephalon shall make royalty payments to Ranbaxy as follows:

  (i)
  within [**] of the execution of this Agreement: a lump sum royalty payment of [**];

  (ii)
  within [**] of the date of issuance of the first United States patent included in the Intellectual Property Rights that [**] ("First Issue Date"): a lump sum royalty payment of [**];

  (iii)
  on or before [**] First Issue Date: a lump sum royalty payment of [**];

  (iv)
  on or before [**] First Issue Date: a lump sum royalty payment of [**]; and

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    (v)
    on or before [**] First Issue Date: a lump sum royalty payment of [**].

  (c)
  It is understood and agreed that upon the date of the lump sum royalty payment set forth in Section 2.5(b)(v) above, Cephalon's royalty obligation shall cease and Cephalon shall thereupon have a fully-paid up, non-exclusive worldwide license to all Intellectual Property Rights owned by Ranbaxy.

  (d)
  [**].

3.     RANBAXY GENERIC RIGHTS

        3.1 Cephalon grants to Ranbaxy the non-exclusive right (without the right to grant sublicenses) under the Listed Patents and all other modafinil-related patents owned or subsequently acquired by Cephalon, or to which Cephalon has or subsequently acquires sublicense rights, to manufacture, have manufactured, use, market and sell Generic Modafinil Product in the United States according to the following terms:

          3.1.1. Ranbaxy's non-exclusive generic rights under section 3.1 shall be effective on the Date Certain. Ranbaxy shall pay Cephalon a royalty equal to: (a) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (b) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (c) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant) from all Ranbaxy Generic Modafinil sold by

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  Ranbaxy and/or its Affiliates in the United States on or after the Date Certain until the later of (i) the expiration of all Listed Patents or (ii) the end of any pediatric extension on the Patent in Suit, subject to any subsequent negotiation concerning an extension of generic rights.

          3.1.2. Notwithstanding Section 3.1.1, in the event that Cephalon licenses or permits any other entity to sell any Generic Modafinil Product in the United States prior to the Date Certain, Ranbaxy's non-exclusive generic rights under section 3.1 shall become effective on the date on which such other licensed entity begins selling a Generic Modafinil Product in the United States. In the event that Ranbaxy is permitted to sell Ranbaxy Generic Modafinil in the United States prior to the Date Certain under the terms of this Section, Ranbaxy shall pay Cephalon a royalty equal to: (a) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (b) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (c) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant) from all Ranbaxy Generic Modafinil sold by Ranbaxy and/or its Affiliates in the United States prior to the Date Certain. However, the parties expressly acknowledge and agree that sales by a third party of Generic Modafinil Product in the United States prior to the Date Certain pursuant to a license granted by Cephalon (whether by settlement or otherwise) that is subject to suspension provisions similar to those set forth in

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  Sections 3.1.3.3 and 3.1.3.6 shall not trigger Ranbaxy's rights under this Section 3.1.2.

          3.1.3. Notwithstanding Section 3.1.1, in the event that any Other Modafinil Paragraph IV ANDA Filing Entity sells in the United States any Subject Modafinil Product prior to a non-appealable final judgment in any Modafinil Litigation to which such Other Modafinil Paragraph IV ANDA Filing Entity is a party, Ranbaxy's non-exclusive generic rights shall be effective at the same time, subject to the following restrictions:

            3.1.3.1 Ranbaxy shall pay to Cephalon a royalty equal to: (a) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (b) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (c) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant) from all Ranbaxy Generic Modafinil sold by Ranbaxy and/or its Affiliates in the United States pursuant to Section 3.1.3.

            3.1.3.2 In the event that Cephalon seeks a temporary restraining order or other relief against such Other Modafinil Paragraph IV ANDA Filing Entity to stop such Entity from offering to sell or selling in the United States its Subject Modafinil Product, Ranbaxy and/or its Affiliates may continue to market and sell Ranbaxy Generic Modafinil in the United States until a

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    court of competent jurisdiction renders a decision on Cephalon's request for a temporary restraining order or other relief, as further described in Sections 3.1.3.3 through 3.1.3.4

            3.1.3.3 If Cephalon obtains a temporary restraining order or other relief sufficient to stop further offers to sell or sales in the United States of Subject Modafinil Product by any Other Modafinil Paragraph IV ANDA Filing Entity, Ranbaxy's generic rights shall be suspended until the Date Certain, and Ranbaxy and/or its Affiliates shall immediately cease offering to sell and/or selling any Ranbaxy Generic Modafinil as of the earliest date on which such injunctive or other relief may be enforced. [**].

            3.1.3.4 If Cephalon requests but does not obtain a temporary restraining order or other relief, Ranbaxy may continue to market and sell Ranbaxy Generic Modafinil in the United States until the resolution of pending Modafinil Litigation. Ranbaxy shall continue to pay to Cephalon a royalty equal to: (a) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (b) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant), (c) [**] (provided market entry by Ranbaxy and [**] generic market entrants, including any authorized generic entrant) from all Ranbaxy Generic Modafinil sold by Ranbaxy and/or its Affiliates in the United States as set forth in Section 3.1.3.1 above.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

            3.1.3.5 Nothing in this Section or the Agreement shall obligate Cephalon to seek injunctive or other relief to stop such Other Modafinil Paragraph IV ANDA Filing Entity from offering to sell or selling Subject Modafinil Product in the United States.

            3.1.3.6 In the event that Cephalon prevails against such Other Modafinil Paragraph IV ANDA Filing Entity in Modafinil Litigation, such that offers to sell or sales in the United States of Subject Modafinil Product by such Other Modafinil Paragraph IV ANDA Filing Entity are admitted by such Other Modafinil Paragraph IV ANDA Filing Entity or held by the court to infringe one or more valid and enforceable claims of the Listed Patents, Ranbaxy's generic rights shall be suspended until the Date Certain and Ranbaxy and/or its Affiliates shall immediately cease marketing and/or selling Ranbaxy Generic Modafinil until the Date Certain. [**].

            3.1.3.7 Notwithstanding Section 3.1.1., in the event that a final, non-appealable judgment in Modafinil Litigation is entered prior to the Date Certain declaring that one or more Other Modafinil Paragraph IV ANDA Filing Entities may offer to sell or sell Subject Modafinil Product in the United States without infringing any valid, enforceable claim of any Listed Patent on which Cephalon has brought suit, Ranbaxy may then market and sell Ranbaxy Generic Modafinil in the United States, with royalties to Cephalon determined as follows: Ranbaxy shall pay to Cephalon a royalty

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    equal to [**] from all Ranbaxy Generic Modafinil sold by Ranbaxy and/or its Affiliates in the United States. Provided, however, that in the event that the final, non-appealable judgment referenced earlier in this Section 3.1.3.7 is based on a finding that the RE "516 Patent is invalid, unenforceable, dedicated to the public, lapsed, or null and void for any reason, Ranbaxy and/or its Affiliates may market and sell Ranbaxy Generic Modafinil in the United States as of the date of such judgment with no royalty obligation to Cephalon.

            3.1.3.8 In the event that a United States District Court enters a judgment prior to the Date Certain declaring that the RE "516 Patent is invalid, unenforceable, dedicated to the public, lapsed, or null and void for any reason, Ranbaxy shall pay any royalties due under this Section 3 on or after the date of such judgment into an escrow account (the terms of the escrow account to be established in the underlying license agreement to be negotiated by the parties pursuant to Section 7.1). In the event that (i) such District Court judgment is affirmed in a final, non-appealable

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

    judgment that is based on a finding that the RE "516 Patent is invalid, unenforceable, dedicated to the public, lapsed, or null and void for any reason, or (ii) Cephalon does not file an appeal of such District Court judgment within the time allowed under applicable rules of civil procedure, all escrowed royalties shall be paid to Ranbaxy. In that event that (i) such District Court judgment is reversed in a final, non-appealable judgment, or (ii) such District Court judgment is affirmed in a final, non-appealable judgment that is not based on a finding that the RE "516 Patent is invalid, unenforceable, dedicated to the public, lapsed, or null and void for any reason, all escrowed royalties shall be paid to Cephalon.

        3.2 Ranbaxy shall have the right to commence manufacturing activities in preparation of launch a reasonable period of time prior to the agreed upon effective date of the non-exclusive generic rights granted to Ranbaxy hereunder, provided however, that Ranbaxy shall not have the right to launch in advance of such effective date, nor to communicate its ability to do so to third parties earlier than 10 days prior to the anticipated launch date, without prior written consent of Cephalon. In the event that Ranbaxy commences manufacturing activities in preparation of a launch under this provision, but is precluded from such launch due to any action (including litigation activity) by Cephalon, [**].

        3.3 In order for Ranbaxy to exercise the rights under the Listed Patents as contemplated by this Section 3, Cephalon agrees to provide appropriate waivers of exclusivities or evidence of patent licenses as reasonably necessary for Ranbaxy to obtain regulatory approval of Ranbaxy Generic Modafinil in the United States.

        3.4 Notwithstanding the terms of this Section 3, Cephalon covenants that it will not sue Ranbaxy for infringement under the Listed Patents, or any other patents owned or subsequently acquired by Cephalon, or to which Cephalon has or subsequently acquires rights, for any sales by Ranbaxy in the United States of a product that is manufactured or sold pursuant

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to an ANDA for which [**], provided that any such sales are not otherwise in breach of this Agreement. Ranbaxy agrees that it will not challenge the validity or enforceability of [**] in any context or forum. Cephalon agrees that it will not assert [**] against Ranbaxy in any context or forum, except in the event of a breach by Ranbaxy of any provision of Section 2.1 of this Agreement.

        3.5 (a) Ranbaxy shall have the one time right, to be exercised upon thirty (30) days' written notice from Ranbaxy to Cephalon, and at any time following Ranbaxy's first commercial marketing of Ranbaxy Generic Modafinil in accordance with the terms of this Agreement, to request that Cephalon provide to a mutually agreeable independent third-party accounting firm [**]. The [**] provided by Cephalon to the third-party accounting firm [**], and Cephalon shall take any other steps necessary to facilitate compliance with any confidentiality obligations owed by Cephalon and the requirements of applicable laws, while still providing sufficient information about [**]. These [**] shall not be disclosed to Ranbaxy, except to the extent contemplated in Section 3.5(d) below.

          (b) The information provided to the third-party accounting firm shall be limited solely to [**], and shall not include [**].

          (c) Cephalon shall provide [**] to the third-party accounting firm for the sole purpose of enabling said accounting firm [**], so that said accounting firm may determine (in good faith and in accordance with the professional standards of the industry and principles of US GAAP, consistently applied) [**]. All fees and expenses of the third-party accounting firm shall be paid by Ranbaxy.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

          (d) In the event that said accounting firm determines in good faith that [**], the accounting firm shall promptly notify Ranbaxy of [**] (and also provide Cephalon a copy of such notice). By way of clarification, the accounting firm is not to determine [**], but rather is simply to provide Ranbaxy with a copy of [**]. Ranbaxy shall then have the one-time option (exercisable upon written notice to Cephalon, to be given within ten days of receipt of the notice from the accounting firm) to elect either [**].

          (e) The license agreement contemplated by Section 7.1 below shall include a dispute resolution provision pursuant to which Cephalon can submit any dispute it might have with the conclusion reached by the third-party accounting firm. In the event of such a dispute, [**] shall continue to apply until the dispute is resolved, [**].

          (f) The parties agree that, if at any time after the parties have completed the review process set forth in this Section 3.5, [**].

4.     DISMISSAL

        4.1 Upon the execution of this Agreement, Cephalon and Ranbaxy shall execute and file with the United States District Court for the District of New Jersey a Joint Stipulation for Dismissal, in the form attached hereto as Exhibit A. Each party shall bear its own costs with respect to the settlement of the Action.

        4.2 Cephalon and Ranbaxy waive any right to appeal any order previously entered in the Action.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.     MUTUAL RELEASES

        5.1 Ranbaxy, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Cephalon from and against any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, but specifically excluding a breach by Cephalon of its covenants and obligations under this Agreement.

        5.2 Cephalon, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Ranbaxy from any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, but specifically excluding a breach by Ranbaxy of its covenants and obligations under this Agreement.

6.     CONFIDENTIALITY

        6.1 Cephalon and Ranbaxy shall continue to be bound by and to comply with the terms of the Stipulated Protective Order previously executed in the Action and the confidentiality obligations agreed upon between the parties on November 25, 2005.

        6.2 Cephalon and Ranbaxy agree that the terms of this Agreement shall remain confidential and shall not be disclosed to third parties except subject to a nondisclosure agreement, and pursuant to business discussions relating to asset sales, mergers, or change of control transactions, or upon order of a court of competent jurisdiction or to the extent required by law or governmental regulation. Cephalon and Ranbaxy agree that within 10 days of the

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

execution of this Agreement, they will jointly agree in good faith upon the text of and disseminate appropriate press releases respecting the subject matter of this agreement, and that they will not otherwise publicize the terms and conditions this Agreement or make any statements or comments to any news media and/or trade publication, or any third person or entity (except as set forth above) regarding the terms and conditions of this Agreement, except as may be required by law, and then only after having conferred in good faith to obtain the reasonable agreement of the party. Information otherwise in the public domain is not subject to the provisions of this Section.

7.     MISCELLANEOUS

        7.1 Cephalon and Ranbaxy agree that, [**] of the date of this Agreement, they shall prepare and execute whatever documents are necessary (including license and supply agreements, as appropriate) to carry out the terms of Sections 2 and 3 above. However, subject to applicable laws, the terms and conditions contained in this Agreement are binding notwithstanding the failure of the parties to enter into the agreements referenced in this Section 7.1.

        7.2 The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs, and assigns.

        7.3 No party shall assign any of its rights or obligations hereunder to any non-Affiliated third party without first obtaining the written consent of the other party hereto, which consent may not be unreasonably withheld.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        7.4 The Agreement shall be interpreted in accordance with and governed by the law of the State of Delaware.

        7.5 Cephalon and Ranbaxy agree that the United States District Court for the District of New Jersey shall be the proper and exclusive forum for any action to enforce this Agreement. Each party consents to the personal jurisdiction of that court for such purposes.

        7.6 Notices under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

If to Cephalon:
Legal Department Cephalon, Inc. 41 Moores Road Frazer, PA 19355 Attn: John E. Osborn Sr. Vice President, General Counsel & Secretary Telephone: (610)-738-6337 Fax: (610)-738-6590
If to Ranbaxy:
President Ranbaxy Inc. 600 College Road East Princeton, NJ 08540 Telephone: (609)-720-9200 Fax: (609)-720-1155

        7.7 This Agreement may not be modified, amended, supplemented or repealed except by written agreement executed by duly authorized representatives of the parties.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        7.8 Each party shall have the right, at its own expense, once each fiscal year upon reasonable advance notice, to have a mutually acceptable independent auditor conduct an audit (consistent with US GAAP and applicable laws) of the financial books and accounts of the other party for the purposes of ascertaining the payments due under this Agreement as well as the compliance with all financial obligations hereunder.

        7.9 This Agreement represents the entire agreement between Cephalon and Ranbaxy with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, proposals or understandings, whether written or oral, between Cephalon and Ranbaxy with respect to that subject matter.

        7.10 If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall not in any way be affected or impaired.

        7.11 No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement, or subsequent breach thereof.

        7.12 Nothing in this Agreement shall be construed so as to result in a license under, or waiver of, any right of a party, in each case, without an express license or waiver by such party in writing, either hereunder or in a separate writing signed by the parties. For the avoidance of doubt:

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

  (a)
  Nothing in this Agreement shall operate or be construed as granting Ranbaxy a license under, or any other rights with respect to, any patents owned by Cephalon other than the Listed Patents, except as specifically stated in Sections 3.1 and 3.4; and

  (b)
  Nothing in this Agreement shall operate or be construed as a waiver by Ranbaxy of any rights to challenge any patent owned by Cephalon other than [**].

        7.13 Cephalon and Ranbaxy have had all desired counsel, legal and otherwise, in entering into this Agreement, and do so in accordance with their own free acts and deeds. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either party.

        7.14 Each party represents that it is duly existing; that it has the full power and authority to enter into this Agreement; that there are no other persons or entities whose consent to this Agreement or whose joinder herein is necessary to make fully effective the provisions of this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is a party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

        7.15 This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

        7.16 Except as specifically provided in Section 3.4, nothing in this agreement is intended to or shall be construed to preclude Ranbaxy from filing an ANDA, seeking regulatory

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

approval for a product, marketing and selling a product, or providing API to any other entity for any product based on [**]. Similarly, nothing in this agreement is intended or shall be construed to preclude Cephalon from filing suit for infringement of any patent [**], or taking any other action with respect to such an ANDA filing or such other actions by Ranbaxy.

**Portions of the Exhibit have been omitted and have been filed separately purusant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        IN WITNESS WHEREOF, Cephalon and Ranbaxy have executed this Agreement effective as of the date first written above.

CEPHALON, INC.		RANBAXY LABORATORIES LIMITED
By:	/s/ FRANK BALDINO, JR.	By:	/s/ RAM S. RAMASUNDAR
	Printed Name: Frank Baldino, Jr., Ph.D.		Printed Name: Ram S. Ramasundar
	Title: Chief Executive Officer		Title: EVP—Finance & CFO
	Date: December 22, 2005		Date: December 22, 2005

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AGREEMENT